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                                                                    EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" and "Independent Auditors" and to the use of our report dated February 11, 2000, with respect to the consolidated financial statements of Cerulean Companies, Inc. included in the Proxy Statement/Prospectus that is made a part of Post-Effective Amendment No. 1 to the Registration Statement (Form S-4 No. 333-64955) of WellPoint Health Networks Inc. for the registration of shares of its common stock.




                                                      /s/ ERNST & YOUNG LLP

Atlanta, Georgia
August 16, 2000